EXHIBIT 10.79

J. ARON & COMPANY

May 30, 2008

TekOil and Gas Gulf Coast, LLC	Via Telecopy and Certified Mail No.7160 3901 9842 8489 8854
25050 I-45 North, Suite 525	Return Receipt Requested
The Woodlands, Texas 77380
Attn: Mr. Mark Western

TekOil & Gas Corporation	Via Telecopy and Certified Mail No. 7160 3901 9842 8489 8861
25050 I-45 North, Suite 525	Return Receipt Requested
The Woodlands, Texas 77380
Attn: Mr. Mark Western

Mr. Mark Western	Via Telecopy and Certified Mail No. 7160 3901 9842 8489 8878
5036 Dr. Phillips Blvd, #232	Return Receipt Requested
Orlando, Florida 32819

Re:	NOTICE OF FORECLOSURE SALE (this “Foreclosure Notice”) in connection with the following documents:

(a)
Credit and Guaranty Agreement dated as of May 11, 2007 (as amended, the “Credit Agreement”), executed by TekOil and Gas Gulf Coast, LLC, a Delaware limited company (“Borrower”), TekOil & Gas Corporation, a Delaware corporation (“Parent”), the lenders party to the Credit Agreement (“Lenders”), J. Aron & Company, as Lead Arranger and as Syndication Agent, and J. Aron & Company, as Administrative Agent for such Lenders (“Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

(b)	Note dated as of May 11, 2007, executed by Borrower payable to the order of Administrative Agent, in the principal amount of $50,000,000;

(c)	Pledge Agreement dated as of May 11, 2007 executed between Parent and Administrative Agent; and

(d)	Limited Guaranty dated October 24, 2007, (the “Limited Guaranty”) executed by Mark S. Western (“Western”) in favor of Administrative Agent for the benefit of the Lenders.

Borrower, Parent and Western:

Administrative Agent has notified Borrower, Parent, and Western of the existence of certain Events of Default under the Credit Agreement, which Events of Default are continuing. Additionally, by correspondence dated May 29, 2008, you were each informed that - among other things - (A) all Obligations, including the unpaid principal amount of and accrued interest on the Loans (collectively, the "Past Due Sums"), were then (and remain) immediately due and payable, and (B) Administrative Agent has been instructed by Lenders to enforce any and all Liens and security interests created pursuant to the Security Documents. Accordingly, this letter will serve as notice to you of the following:

May 30, 2008

1. Payment of the Past Due Sums has not been made and the Past Due Sums remain unpaid and immediately due and payable. There are currently no modification, renewal, extension, or settlement agreements between Borrower, Parent or Western and Administrative Agent with regard to the Past Due Sums, and all proposals made in that regard for any of the foregoing are hereby rejected.

2. Enclosed is a notification being sent to you and the persons copied by this letter of the intended disposition of the Collateral (hereafter defined). In addition, you are hereby notified as follows:

To: TekOil & Gas Corporation

    From: J. Aron & Company, as Administrative Agent, 1000 Louisiana, Suite 550, Houston, Texas 77002, Attn. John Howie, Phone 713-658-2682.

Administrative Agent will sell the Collateral referenced on the attached Exhibit A, to the highest qualified bidder in public as follows:

    Day and Date: Tuesday , June 10, 2008
    Time:  11:00 a.m., Houston, Texas time
    Place: Offices of Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, TX 77010

You are entitled to an accounting of the unpaid indebtedness secured by the property that Administrative Agent intends to sell. You may request an accounting by calling Administrative Agent at 713-658-2682.

If any party who receives this letter is a debtor in a bankruptcy proceeding subject to the provisions of the United States Bankruptcy Code (Title 11 of the United States Code, the “Code”), then this letter is merely intended to be written notice that formal demand has been made in compliance with the Transaction Documents and applicable law. In such event, this letter is neither an act to collect, assess, or recover a claim against such party, nor is this letter intended to violate any provisions of the Code. All claims that Administrative Agent and each Lender assert against such party will be properly asserted in compliance with the Code and such party’s respective bankruptcy proceedings.

Under no circumstances or contingencies shall the interest accrued, charged, or collected under, or in connection with, the Credit Agreement and the other Transaction Documents exceed the maximum amount of interest permitted by applicable law. In addition, all of Administrative Agent’s and each Lenders’ claims, demands, and accruals regarding the Obligations, whenever made, whether for principal, interest, or otherwise, are intended to comply in all respects, both independently and collectively, with all applicable usury laws and are accordingly limited so that applicable usury laws are not violated.

Nothing contained in this letter is intended to waive any Default or Event of Default, or waive any rights, remedies, or recourses available to Administrative Agent or any Lender, nor be an election of remedies resulting from any default with respect to the Credit Agreement and the other Transaction Documents. This Foreclosure Notice is delivered to Borrower, Parent and Western on behalf of the Administrative Agent and the Lenders and is not intended and shall not be construed to be delivered for the benefit of any third party. You may contact Administrative Agent at 1000 Louisiana, Suite 550, Houston, Texas 77002, Attention: John Howie (713) 658-2682, regarding any questions that you may have, including the outstanding balance of the Past Due Sums as of any particular date.

May 30, 2008

Sincerely,
J. ARON & COMPANY,
as Lead Arranger, Syndication Agent,
Administrative Agent, Lender Counterparty and a Lender

By:	/s/ Susan Rudov
Authorized Signatory

cc:	John Howie, J. Aron & Company
Charlie Beckham, Haynes and Boone, LLP

Baker & Hostettler LLP
SunTrust Center
200 S. Orange Ave, Suite 2300
Orlando, FL 32802
Attention: Ken Wright
Telecopier: 407 841-0168

Neligan Foley LLP
325 North St. Paul, Suite 3600
Dallas, Texas 75201
Attention: Nick Foley
Telecopier: 214 840 5301

EXHIBIT A
TO
NOTICE OF FORECLOSURE SALE

The Collateral subject to this Foreclosure Notice is, based on pledge documentation executed by TekOil & Gas Corporation (“Pledgor”), composed of all of Pledgor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

(a) Pledged Membership Interests; and

(b)	all Proceeds, products, accessions, and profits of or in respect of any of the foregoing.

"Pledged Membership Interests" shall mean all membership interest in TekOil and Gas Gulf Coast, LLC, whether now outstanding or issued hereafter including as listed below and the certificates, if any, representing such membership interests and any interest of Pledgor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests.

Pledgor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Membership Interests of the Limited Liability Company
Tekoil & Gas Corporation	Tekoil and Gas Gulf Coast, LLC	N	N/A	75%

"Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Pledged Membership Interest and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.